As filed with the Securities and Exchange Commission on May 18, 2006
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________________________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________________________________

INSITUFORM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	702 Spirit 40 Park Drive	13-3032158
(State or other jurisdiction of	Chesterfield, Missouri 63005	(I.R.S. Employer
incorporation or organization)	(636) 530-8000	Identification No.)
(Address of Principal Executive Offices)

INSITUFORM TECHNOLOGIES, INC.
2006 EMPLOYEE EQUITY INCENTIVE PLAN
(Full title of the plan)

DAVID F. MORRIS
Vice-President, General Counsel and Secretary
Insituform Technologies, Inc.
702 Spirit 40 Park Drive
Chesterfield, Missouri 63005
(636) 530-8000
(Name, address and telephone number,
including area code, of agent for service)

Copy to:
ROBERT M. LAROSE, ESQ.
Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
Telephone: (314) 552-6000
Facsimile: (314) 552-7000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Insituform Technologies, Inc. Class A Common Stock, $0.01 par value (1)	2,000,000	$28.34	$56,680,000	$6,064.76

(1) Includes one attached Preferred Share Purchase Right per share.

(2) Estimated solely for the purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c) and (h), based upon the average of the high and low sale prices of Class A common stock, $0.01 par value, of the Registrant as reported on the Nasdaq National Market on May 11, 2006.

The undersigned registrant, Insituform Technologies, Inc. (the “Registrant”), hereby files this Registration Statement on Form S-8 (this “Registration Statement”) to register two million (2,000,000) shares of the Registrant’s Class A common stock, $0.01 par value (“Common Stock”), and attached Preferred Share Purchase Rights, for issuance to participants under the Insituform Technologies, Inc. 2006 Employee Equity Incentive Plan (the “Plan”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

(i)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005;
(ii)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;
(iii)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 10, 2006;
(iv)	The Registrant’s Current Reports on Form 8-K filed on January 3, 2006, January 11, 2006, February 21, 2006, March 1, 2006, April 14, 2006, and May 1, 2006;
(v)
The description of the Registrant’s Class A Common Stock set forth in the Registrant’s Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description; and

(vi)
The description of the Preferred Share Purchase Rights attached to each share of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A, filed on March 8, 2002, and any amendment or report filed for the purposes of updating such description.

      Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Where any document or part thereof is incorporated by reference in this Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to limit directors' personal liability to the corporation or its stockholders from monetary damages for breach of fiduciary duty as a director, with certain exceptions. Paragraph Tenth of the Company's Restated Certificate of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or for unlawful stock purchase or redemption of the corporation's stock under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the date Paragraph Tenth became effective.

Section 145 of the Delaware General Corporation Law permits a corporation, subject to the standards set forth therein, to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as such with respect to another entity at the request of the corporation. The Registrant's Restated Certificate of Incorporation, as amended, provides for full indemnification of its directors and officers to the extent permitted by Section 145.

In addition to the provisions in its Restated Certificate of Incorporation, as amended, the Company has taken such other steps as are reasonably necessary to effect its indemnification policy. Included among such other steps is liability insurance provided by the Company for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors or officers of the Company. The Company has also entered into indemnification agreements with individual directors. These agreements generally provide such directors with a contractual right of indemnification to the full extent provided by applicable law and the charter documents of the Company as in effect at the respective dates of such agreements.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 8. Exhibits.

See Exhibit Index on page 8 hereof.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on May 18, 2006.

INSITUFORM TECHNOLOGIES, INC. By: /s/ Thomas S. Rooney, Jr. Thomas S. Rooney, Jr. President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas S. Rooney, Jr., and David F. Morris, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the Insituform Technologies, Inc. Employee Equity Incentive Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature /s/ Thomas S. Rooney, Jr.	Title	Date
Thomas S. Rooney, Jr. /s/ David A. Martin	President, Chief Executive Officer and Director (Principal Executive Officer)	May 18, 2006
David A. Martin /s/ Alfred L. Woods	Vice President and Controller (Principal Financial and Accounting Officer)	May 18, 2006
Alfred L. Woods /s/ Stephen P. Cortinovis	Director	May 18, 2006
Stephen P. Cortinovis /s/ Stephanie A. Cuskley	Director	May 18, 2006
Stephanie A. Cuskley /s/ John P. Dubinsky	Director	May 18, 2006
John P. Dubinsky /s/ Juanita H. Hinshaw	Director	May 18, 2006
Juanita H. Hinshaw /s/ Alfred T. McNeill	Director	May 18, 2006
Alfred T. McNeill /s/ Sheldon Weinig	Director	May 18, 2006
Sheldon Weinig	Director	May 18, 2006

EXHIBIT INDEX

Exhibit No.
4.1

Restated Certificate of Incorporation of the Registrant, as amended through April 27, 2005 (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A (File No. 000-10786) filed by the Registrant on March 24, 2005), and Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001), and incorporated herein by reference.

4.2
Amended and Restated By-Laws of the Registrant, as amended through October 25, 2005 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed by the Registrant on October 31, 2005), and incorporated herein by reference.

4.3
Rights Agreement dated as of February 26, 2002 between Insituform Technologies, Inc. and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed by the Registrant on March 8, 2002), and incorporated herein by reference.

5.1*	Opinion of Thompson Coburn LLP as to the legality of the securities being registered.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Thompson Coburn LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (set forth on signature page hereto).
99.1
Insituform Technologies, Inc. 2006 Employee Equity Incentive Plan (incorporated by reference to Appendix C to the Registrant’s Proxy Statement on Schedule 14A (File No. 000-10786), filed by the Registrant on March 10, 2006), and incorporated herein by reference.

* Filed herewith.